UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2006

UPSTREAM BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50331

(Commission File Number)

98-0371433

(IRS Employer Identification No.)

Suite 100 – 570 West 7th Avenue, Vancouver, British Columbia, Canada V5Z 4S6

(Address of principal executive offices and Zip Code)

604.707.5800

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Following discussions with our current independent auditors, Dale Matheson Carr-Hilton Labonte, Chartered Accountants, and our former independent auditors, HLB Cinnamon, Jang, Willoughby & Co., Chartered Accountants, our board of directors concluded on August 10, 2006 that the unaudited interim financial statements of our company for the quarter ended March 31, 2006 included in the Form 10-QSB filed on May 15, 2006 should not be relied upon. Our board of directors has determined that the accounting of the reverse acquisition of our company by Upstream Biosciences Inc., a Canadian company, which occurred on March 1, 2006, and the accounting of the convertible debenture, issued by our company on February 1, 2006, were both improperly accounted for in the unaudited interim financial statements of our company for the quarter ended March 31, 2006 included in the Form

D/JLM/889777.1

10-QSB filed on May 15, 2006.

We intend to restate the unaudited interim financial statements of our company included in the Form 10-QSB filed on May 15, 2006 by filing an amendment thereto on Form 10-QSB/A as of the most practicable date.

Our board of directors and management discussed the matters disclosed in Item 4.02 of this current report with our current independent auditors, Dale Matheson Carr-Hilton Labonte, Chartered Accountants, and our former independent auditors, HLB Cinnamon, Jang, Willoughby & Co., Chartered Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSTREAM BIOSCIENCES INC.

/s/ Joel Bellenson

Joel Bellenson

Chief Executive Officer

Date: August 14, 2006

D/JLM/889777.1